IN THE ELEVENTH JUDICIAL CIRCUIT COURT
                                          IN MIAMI-DADE COUNTY, FLORIDA

                                          GENERAL JURISDICTION DIVISION

                                          CASE NO. 00-32262 CA 03
In Re:

MORTGAGE.COM, INC.,

                  Assignor,

TO:

LEWIS B. FREEMAN,

                  Assignee.
---------------------------------/


             EX PARTE MOTION BY ASSIGNEE FOR ORDER LIMITING NOTICE,
                PURSUANT TO FLORIDA STATUTES SECTION 727.1111(6)
                ------------------------------------------------

        LEWIS B. FREEMAN, Assignee for the Benefit of Creidtors of Mortgage.com, Inc. (the "Assignee"), respectfully moves this Court for an order limiting notice in this case, pursuant to Florida Statutes Section 727.111(6), and in support thereof states as follows:

        1. Mortgage.com, Inc. ("MDC") was a publicly traded company with thousands of shareholders, that was involved in the business of supplying mortgages to on-line consumers.

        2. On December 14, 2000, MDC filed an Assignment for the Benefit of Creditors, pursuant to Florida Statutes Section 727 et al., in favor of the Assignee.

        3. Florida Statutes Section 727.111(3) and (4) directs the Assignee to provide all creditors of MDC with notice of various acts taken by the Assignee. That section, however, contains no requirement that MDC's equity holders receive notice. While the Assignee intends to provide all creditors and equity holders with notice of the Assignment and his petition for discharge at the


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conclusion of the case, to provide the over seven thousand shareholders with notice of each required item pursuant to Florida Statutes Section 727.111(3) and (4), would impose an undue administrative expense upon the estate, thereby decreasing the potential return to creditors.

        4. The Assignee believes it is in the best interests of the Estate to limit notice as required by Florida Statutes Section 727.111(3) and (4), to only creditors of MDC.

        5. Florida Statutes Section 727.111(6) provides that "[f]or good cause shown and without notice of hearing, the court may shorten the notice period or limit the parties to whom notice need be given, pursuant to subsection (3) or subsection (4)."

        WHEREFORE, the Assignee respectfully requests an Order of this Court pursuant to Florida Statutes Section 727.111(6), limiting notice to only creditors (and excluding shareholders of MDC) with respect to the notices required by Florida Statutes Section 727.111(3) and (4).

                                       By: Assignee for the Benefit of Creditors
                                           of Mortgage.com, Inc.



Dated: December 15, 2000               By:   /s/ Candis Trusty
                                          --------------------------------------
                                           Candis Trusty, Attorney for the
                                           Lewis B. Freeman, Assignee for the
                                           Benefit of Creditors of Mortgage.com,
                                            Inc.